For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Announces Third Quarter 2025 Results

WEST PALM BEACH, Fla., November 5, 2025 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the third quarter ended September 30, 2025.

Third Quarter 2025 Key Items

•

Portfolio Revenue Per Available Room (RevPAR) – Declined 2.5 percent to $151 compared to the 2024 third quarter RevPAR of $155 for the 34 comparable hotels. Average daily rate (ADR) decreased 1.8 percent to $192, and occupancy slipped 60 basis points to 79 percent.

•

Net Income (loss) – Earned net income applicable to common shareholders of $2 million in the 2025 and 2024 third quarters. Net income to common shareholders per diluted common share was $0.03 versus net income per diluted common share of $0.05 for the same period last year.

•	Hotel Margins – GOP margins and Hotel EBITDA margins decreased 90 basis points and only 30 basis points to 44 percent and 37 percent, respectively.
•	Adjusted EBITDA – Adjusted EBITDA declined $4 million to $26 million from $30 million, of which $2 million of the decline is attributable to the impact from hotels sold.
•

Adjusted FFO – Produced AFFO of $16 million in the 2025 third quarter versus $18 million in the 2024 third quarter. Adjusted FFO per diluted share was $0.32 compared to $0.35 in the third quarter of 2024. Unlike some other lodging REITS, Chatham does not add back share-based compensation expense in its calculation of adjusted FFO per share.

•	Refinances, upsizes unsecured credit facility – Executed a new, $500 million credit facility, upsized from the prior $400 million facility.
•	Asset Recycling – Entered into contract to sell a 26-year-old hotel for $17.4 million. Subject to customary conditions, the closing would occur during the fourth quarter.

The following chart summarizes the consolidated financial results for the three and nine months ended September 30, 2025, and 2024, based on all properties owned during those periods, except for RevPAR, which is based on the 34 comparable hotels ($ in millions, except margin percentages and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss) to common shareholders	$1.5	$2.3	$4.5	$(0.1)
Diluted net income (loss) per common share	$0.03	$0.05	$0.09	$0.00
RevPAR	$151	$155	$145	$145
GOP Margin	44%	44%	43%	43%
Hotel EBITDA Margin	37%	37%	36%	36%
Adjusted EBITDA	$26.2	$29.6	$72.6	$79.8
AFFO	$16.4	$17.6	$42.3	$45.5
AFFO per diluted share	$0.32	$0.35	$0.82	$0.89
Dividends declared per common share	$0.09	$0.07	$0.27	$0.21

“Despite weaker than expected RevPAR, we were able to deliver adjusted FFO per share towards the upper end of our guidance range as our operating margins benefitted from labor efficiencies and lower-than-expected property taxes,” commented Jeffrey H. Fisher, Chatham's president and chief executive officer.

Fisher highlighted, “From a corporate perspective, we were excited to complete the refinancing and upsizing of our now $500 million credit facility, which further strengthens our balance sheet and provides significant financial flexibility to pull a variety of levers to enhance shareholder value. On that note, we are actively repurchasing our common shares under our $25 million share repurchase plan. Since announcing the plan, we have repurchased approximately 1 percent of outstanding shares at an average price of $6.85 per share.”

Hotel RevPAR Performance

The chart below summarizes key hotel financial statistics for the 34 comparable hotels owned as of September 30, 2025, compared to the 2024 third quarter:

	Q3 2025 RevPAR	Q3 2024 RevPAR
Occupancy	79%	79%
ADR	$192	$195
RevPAR	$151	$155

The chart below summarizes RevPAR statistics by month for the company's 34 comparable hotels:

	July	August	September	October
Occupancy	80%	78%	79%	80%
ADR	$196	$185	$194	$199
RevPAR	$156	$144	$154	$160
RevPAR – prior year	$160	$148	$158	$165
% Change in RevPAR vs. prior year	(2)%	(3)%	(3)%	(3)%

Dennis Craven, Chatham's chief operating officer, stated, “Our third quarter saw continued strength in our leisure markets that was offset by lower corporate demand at our two Sunnyvale hotels, weak convention calendars in San Diego, Austin and Dallas with the latter two due to the closure of the convention centers for renovation and expansion and cuts in government travel that occurred in advance of the official shutdown impacting the Washington, D.C. area.”

RevPAR performance for Chatham’s largest markets (markets that account for five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% of LTM EBITDA	Q3 2025 RevPAR	Q3 2024 RevPAR	Change vs. Q3 2024
34 - Hotel Portfolio		$151	$155	(2)%
Silicon Valley	16%	$142	$148	(4)%
Los Angeles	10%	$169	$175	(3)%
Coastal Northeast	10%	$268	$264	2%
Washington, D.C.	9%	$143	$153	(6)%
Greater New York	9%	$197	$182	8%
San Diego	7%	$194	$216	(10)%
Dallas	5%	$84	$86	(3)%

Craven remarked, “In Los Angeles, RevPAR growth at our Anaheim Residence Inn was offset by declines at our Marina Del Rey and Woodland Hills hotels. The entire Los Angeles market was weak in the quarter with market-wide RevPAR down 8 percent, so we significantly outperformed the market. The impact from the government shutdown adversely impacted third quarter RevPAR by approximately 40 basis points and October RevPAR by 170 basis points. Excluding our D.C. hotels, October RevPAR was only down 1%.”

Craven continued, “On a positive note, our Coastal Northeast hotels grew RevPAR by 2 percent. Our Portsmouth hotel experienced a 4 percent gain in the quarter, benefiting from increased demand after a great renovation, and RevPAR at our Hampton Inn Portland set an all-time quarterly RevPAR high of $354. Lastly, our Greater New York market produced the best growth of our top markets at 8 percent as our Holtsville Residence Inn delivered growth of 28 percent on the heels of the Ryder Cup on Long Island.”

Approximately 66 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 59 percent. RevPAR performance for Chatham’s largest brands (brands that account for more than 5 percent of hotel EBITDA contribution over the last twelve months) is presented below (number of hotels in parentheses):

	% of LTM EBITDA	Q3 2025 RevPAR	Q3 2024 RevPAR	Change vs. Q3 2024
Residence Inn (16)	52%	$158	$163	(3)%
Hilton Garden Inn (3)	7%	$206	$204	1%
Home2 Suites (2)	7%	$119	$122	(2)%
Courtyard (3)	7%	$94	$94	-%
Hampton Inn (2)	7%	$280	$278	1%
Hyatt Place (2)	6%	$137	$153	(10)%
Homewood (3)	6%	$119	$127	(6)%

Hotel Operations Performance

The chart below summarizes key hotel operating performance measures for the three months ended September 30, 2025, and 2024. RevPAR is based on the 34 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q3 2025	Q3 2024
RevPAR	$151	$155
Gross operating profit	$34	$39
Hotel EBITDA	$29	$32
GOP margin	44%	44%
Hotel EBITDA margin	37%	37%

Craven concluded, “Excluding sold hotels, hotel EBITDA was down only $1 million versus last year as we were able to minimize our increase in labor and benefit costs to a mere 2 percent on a cost per occupied room basis.”

Corporate Update

The chart below summarizes key financial performance measures for the three months ended September 30, 2025 and 2024. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q3 2025	Q3 2024
RevPAR	$151	$155
Hotel EBITDA	$29	$32
Corporate EBITDA	$26	$30
Debt Service & Preferred	$(8)	$(10)
Cash flow before CapEx	$18	$20

Hotel Investments

During the third quarter of 2025, the company incurred capital expenditures of approximately $4 million.

Chatham’s 2025 capital expenditure budget is approximately $26 million, which includes renovations at three hotels expected to cost approximately $16 million. The renovation of the Hilton Garden Inn Portsmouth, N.H., is complete, and the renovations of the Residence Inn Austin, Texas, and the Residence Inn Mountain View, Calif., commence in the fourth quarter.

Share Buy-Back Plan

During the three months ended September 30, 2025, the company repurchased 255,213 common shares at a weighted-average price per share of $7.18 for an aggregate purchase price, including commissions, of approximately $1.8 million. During the nine months ended September 30, 2025, the company repurchased 275,693 common shares at a weighted-average price per share of $7.17 for an aggregate purchase price, including commissions, of approximately $2.0 million.

Including shares repurchased after quarter-end, year-to-date, the company repurchased 505,652 shares at a weighted-average price per share of $6.85 for an aggregate purchase price, including commissions, of approximately $3.5 million.

Capital Markets & Capital Structure

During the third quarter, the company successfully entered into a new credit agreement that (i) increases total capacity under a senior unsecured revolving loan from $260 million to $300 million and (ii) increases total capacity under its senior unsecured term loan from $140 million to $200 million. The newly enhanced $500 million credit facility can be increased up to $650 million through an accordion feature.

The $500 million credit facility matures in September 2029. The facility also includes options to extend the maturity by 12 months, subject to customary conditions. The new facility bears interest pursuant to a leveraged based pricing grid over the applicable adjusted term SOFR ranging from 1.5 to 2.25 percent for the revolving loan and 1.45 to 2.2 percent for the term loan.

As of September 30, 2025, the company had net debt of $330 million (total consolidated debt less unrestricted cash), down from $389 million as of December 31, 2024. Total debt outstanding as of September 30, 2025, was $343 million at an average interest rate of 6.3 percent, comprised of $143 million of fixed-rate mortgage debt at an average interest rate of 7.2 percent, $200 million outstanding on its term loan at a rate of 5.6 percent and nothing outstanding on the company's $300 million revolving credit facility which carries a current interest rate of 5.7 percent.

Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 21 percent, down from 23 percent on December 31, 2024.

Dividend

During the quarter, the board of trustees declared its regular quarterly common and preferred dividends. The $0.09 common dividend, as well as the preferred share dividend of $0.41406 per share, were payable on October 15, 2025, to shareholders of record as of September 30, 2025.

Guidance

The company's guidance reflects the following assumptions:

a.	RevPAR to decline 2.5 percent to 3.5 percent.
b.	Floating rate debt is based on SOFR forward curve.
c.	No additional acquisitions, dispositions, debt or equity issuance.

	Q4 2025	2025
RevPAR	$128 - $130	$140 - $141
RevPAR growth	(3.5)% to (2.5)%	(0.7)% to (0.3)%
Total hotel revenue	$66M - $67M	$293M - $294M
Net income (loss) to common shares	$(7.8)M - $(6.2)M	$(3.0)M - $(1.4)M
Net income (loss) per diluted common share	$(0.15) - $(0.12)	$(0.06) - $(0.03)
Adjusted EBITDA	$16.7M - $18.3M	$89.2M - $90.8M
Adjusted FFO	$7.1M - $8.6M	$49.2M - $50.8M
Adjusted FFO per diluted share	$0.14 - $0.17	$0.96 - $0.99
Hotel EBITDA margins	29% - 31%	34%
Corporate cash administrative expenses	$2.5M	$10.5M
Corporate non-cash administrative expenses	$1.5M	$6.2M
Interest income	—M	$0.2M
Interest expense (excluding fee amortization)	$5.6M	$24.1M
Non-cash amortization of deferred fees	$0.6M	$1.7M
Weighted average shares/units outstanding	51.1M	51.3M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its third quarter 2025 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-800-717-1738 or 1-646-307-1865 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until November 12, 2025, at 11:59 p.m. Eastern Time, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 1147253. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 34 hotels totaling 5,166 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Adjusted Hotel EBITDA, (7) Hotel EBITDA, (8) Hotel EBITDA Margin, (9) Corporate EBITDA and (10) Cash flow before CapEx and common dividends. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

Chatham calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. Chatham believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. Chatham believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

Chatham calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. Chatham believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

Chatham calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. Chatham believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare Chatham's operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, Chatham uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions. Chatham calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of performance between periods and between REITs.

Chatham calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. Chatham believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. Chatham presents Adjusted Hotel EBITDA because Chatham believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although Chatham presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing Chatham's operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, Chatham’s working capital needs;
•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•	EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the interest expense, or the cash requirements to service interest or principal payments, on Chatham’s debts;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need future replacement, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•

Non-cash compensation is and will remain a key element of Chatham’s overall long-term incentive compensation package, although Chatham excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•

Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters Chatham considers not to be indicative of the underlying performance of its hotel properties; and

•

Other companies in Chatham’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than Chatham does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of Chatham’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Chatham compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. Chatham’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. Chatham’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that could cause our actual results to differ materially from expected results include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; our ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets:
Investment in hotel properties, net	$1,127,044	$1,197,518
Cash and cash equivalents	13,226	20,195
Restricted cash	8,144	9,649
Right of use asset, net	17,076	17,547
Hotel receivables (net of allowance for doubtful accounts of $281 and $300, respectively)	3,914	2,921
Deferred costs, net	6,368	4,038
Prepaid expenses and other assets	6,768	2,813
Total assets	$1,182,540	$1,254,681
Liabilities and Equity:
Mortgage debt, net	$141,419	$157,211
Revolving credit facility	—	110,000
Unsecured term loan, net	197,427	139,638
Accounts payable and accrued expenses (including $617 and $490 due to related parties, respectively)	31,278	29,621
Lease liability	20,211	20,634
Distributions payable	6,722	5,580
Total liabilities	397,057	462,684
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,744,901 and 48,912,293 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	487	489
Additional paid-in capital	1,046,762	1,046,812
Accumulated deficit	(297,857)	(289,130)
Total shareholders’ equity	749,440	758,219
Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	36,043	33,778
Total equity	785,483	791,997
Total liabilities and equity	$1,182,540	$1,254,681

CHATHAM LODGING TRUST

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Room	$71,923	$80,236	$207,737	$221,762
Food and beverage	1,561	1,832	5,083	5,806
Other	4,649	4,826	13,715	13,695
Reimbursable costs from related parties	276	283	802	836
Total revenue	78,409	87,177	227,337	242,099
Expenses:
Hotel operating expenses:
Room	15,469	17,011	45,255	49,110
Food and beverage	1,368	1,592	4,192	4,683
Telephone	292	343	884	991
Other hotel operating	1,171	1,188	3,353	3,031
General and administrative	6,667	7,506	20,703	21,903
Franchise and marketing fees	6,349	6,990	18,215	19,415
Advertising and promotions	1,923	1,677	5,185	4,604
Utilities	3,597	3,946	9,561	10,061
Repairs and maintenance	3,797	4,178	11,463	12,235
Management fees paid to related parties	2,600	2,959	7,575	8,118
Insurance	813	851	2,459	2,504
Total hotel operating expenses	44,046	48,241	128,845	136,655
Depreciation and amortization	14,707	15,287	45,133	45,455
Property taxes, ground rent and insurance	5,328	6,453	17,205	17,728
General and administrative	4,142	4,395	12,741	13,623
Other charges	16	—	24	77
Reimbursable costs from related parties	276	283	802	836
Total operating expenses	68,515	74,659	204,750	214,374
Operating income before gain (loss) on sale of hotel properties	9,894	12,518	22,587	27,725
Gain (loss) on sale of hotel properties	39	(14)	7,507	(154)
Operating income	9,933	12,504	30,094	27,571
Interest and other income	71	97	192	1,627
Interest expense, including amortization of deferred fees	(6,243)	(8,262)	(19,508)	(23,292)
Loss on early extinguishment of debt	(174)	—	(174)	(17)
Income before income tax expense	3,587	4,339	10,604	5,889
Income tax expense	—	—	—	—
Net income	3,587	4,339	10,604	5,889
Net income attributable to noncontrolling interests	(56)	(88)	(163)	(15)
Net income attributable to Chatham Lodging Trust	3,531	4,251	10,441	5,874
Preferred dividends	(1,987)	(1,987)	(5,962)	(5,962)
Net income (loss) attributable to common shareholders	$1,544	$2,264	$4,479	$(88)

Income (loss) per common share - basic:
Net income (loss) attributable to common shareholders	$0.03	$0.05	$0.09	$—
Income (loss) per common share - diluted:
Net income (loss) attributable to common shareholders	$0.03	$0.05	$0.09	$—
Weighted average number of common shares outstanding:
Basic	48,910,697	48,904,179	48,956,588	48,898,947
Diluted	49,600,250	49,066,464	50,068,092	48,898,947
Distributions declared per common share:	$0.09	$0.07	$0.27	$0.21

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted FFO, EBITDA, EBITDAre and Adjusted EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Funds From Operations (“FFO”):
Net income	$3,587	$4,339	$10,604	$5,889
Preferred dividends	(1,987)	(1,987)	(5,962)	(5,962)
Net income (loss) attributable to common shares and common units	1,600	2,352	4,642	(73)
(Gain) loss on sale of hotel properties	(39)	14	(7,507)	154
Depreciation of hotel properties owned	14,201	14,803	43,556	44,711
FFO attributable to common share and unit holders	15,762	17,169	40,691	44,792
Amortization of finance lease assets	457	430	1,428	580
Other charges	16	—	24	77
Loss on early extinguishment of debt	174	—	174	17
Adjusted FFO attributable to common share and unit holders	$16,409	$17,599	$42,317	$45,466
Weighted average number of common shares and units
Basic	50,631,283	50,813,521	50,688,964	50,737,772
Diluted	51,320,836	50,975,806	51,800,467	51,110,972

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$3,587	$4,339	$10,604	$5,889
Interest expense, including amortization of deferred fees	6,243	8,262	19,508	23,292
Depreciation and amortization	14,707	15,287	45,133	45,455
EBITDA	24,537	27,888	75,245	74,636
(Gain) loss on sale of hotel properties	(39)	14	(7,507)	154
EBITDAre	24,498	27,902	67,738	74,790
Other charges	16	—	24	77
Loss on early extinguishment of debt	174	—	174	17
Share-based compensation	1,546	1,651	4,710	4,911
Adjusted EBITDA	$26,234	$29,553	$72,646	$79,795

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted Hotel EBITDA

(In thousands, except share and per share data)

		For the three months ended		For the nine months ended
		September 30,		September 30,
		2025	2024	2025	2024

Net income		$3,587	$4,339	$10,604	$5,889
Add:	Interest expense, including amortization of deferred fees	6,243	8,262	19,508	23,292
	Depreciation and amortization	14,707	15,287	45,133	45,455
	Corporate general and administrative	4,142	4,395	12,741	13,623
	Other charges	16	—	24	77
	Loss on early extinguishment of debt	174	—	174	17
	Loss on sale of hotel properties	—	14	—	154
Less:	Interest and other income	(71)	(97)	(192)	(1,627)
	Gain on sale of hotel properties	(39)	—	(7,507)	—
	Adjusted Hotel EBITDA	$28,759	$32,200	$80,485	$86,880

CHATHAM LODGING TRUST

Reconciliations of Guidance Net Income to FFO, Adjusted FFO,

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the year ended
	December 31, 2025		December 31, 2025
	Low-End	High-End	Low-End	High-End
Funds From Operations (“FFO”):
Net (loss) income	$(5,758)	$(4,236)	$4,995	$6,624
Preferred dividends	(2,000)	(2,000)	(8,000)	(8,000)
Net (loss) income attributable to common shares and common units	(7,758)	(6,236)	(3,005)	(1,376)
Gain on sale of hotel properties	—	—	(7,507)	(7,507)
Depreciation of hotel properties owned	14,385	14,385	57,615	57,615
FFO attributable to common share and unit holders	6,627	8,149	47,103	48,732
Amortization of finance lease assets	456	456	1,885	1,885
Other charges	—	—	197	197
Adjusted FFO attributable to common share and unit holders	$7,083	$8,605	$49,185	$50,814
Weighted average number of common shares and units
Diluted	51,000,000	51,000,000	51,300,000	51,300,000
Adjusted FFO per diluted share	$0.14	$0.17	$0.96	$0.99

	For the three months ended		For the year ended
	December 31, 2025		December 31, 2025
	Low-End	High-End	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(5,758)	$(4,236)	$4,995	$6,624
Interest expense, including amortization of deferred fees	6,100	6,100	25,600	25,600
Depreciation and amortization	14,891	14,891	59,700	59,700
EBITDA	15,233	16,755	90,295	91,924
Gain on sale of hotel properties	—	—	(7,507)	(7,507)
EBITDAre	15,233	16,755	82,788	84,417
Other charges	—	—	197	197
Share based compensation	1,500	1,500	6,200	6,200
Adjusted EBITDA	$16,733	$18,255	$89,185	$90,814

		For the three months ended		For the year ended
		December 31, 2025		December 31, 2025
		Low-End	High-End	Low-End	High-End

Net (loss) income		$(5,758)	$(4,236)	$4,995	$6,624
Add:	Interest expense, including amortization of deferred fees	6,100	6,100	25,600	25,600
	Depreciation and amortization	14,891	14,891	59,700	59,700
	Corporate general and administrative	4,000	4,000	16,700	16,700
	Other charges	—	—	197	197
Less:	Interest and other income	—	—	(200)	(200)
	Gain on sale of hotel properties	—	—	(7,507)	(7,507)
	Adjusted Hotel EBITDA	$19,233	$20,755	$99,485	$101,114

	Total revenue	$66,595	$67,226	$293,702	$295,036
	Reimbursable costs from related parties	(275)	(275)	(1,100)	(1,100)
	Hotel revenue	$66,320	$66,951	$292,602	$293,936
	Hotel EBITDA margin	29.0%	31.0%	34.0%	34.4%